Exhibit 32.1

CERTIFICATION FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Riggs National Corporation (the “Company”) for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert L. Allbritton, Chief Executive Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Robert L. Allbritton

Name: Robert L. Allbritton
Chief Executive Officer
August 13, 2003

A signed original of this written statement required by Section 906, or another document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Riggs National Corporation and will be retained by Riggs National Corporation and furnished to the Securities and Exchange Commission or its Staff upon request.